Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE CITRIX SYSTEMS, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

Name of Awardee:

Award Date:                     , 201

Number of Restricted Stock Units:

Pursuant to the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (as amended and in effect, the “Plan”), Citrix Systems, Inc. (the “Company”) hereby grants an Award of Restricted Stock Units to the awardee named above (“Awardee”). Upon acceptance of this agreement, Awardee shall receive the number of Restricted Stock Units specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1. Vesting.

No portion of this Award may be settled until such portion shall have vested. Except as otherwise provided herein, the Restricted Stock Units shall vest in accordance with Schedule 1 hereto, provided in each case that Awardee then has, and since the Award Date has continuously had, a business relationship or other association with the Company or its Affiliates (including, without limitation, acting as a director of the Company).

2. Issuance of Stock.

(a) Each vested Restricted Stock Unit entitles Awardee to receive one share of the Company’s Common Stock, par value $.001 per share (the “Stock”), upon issuance on each Vesting Date for such Restricted Stock Unit; provided, however, that if Awardee has previously made a deferral election, the Settlement Date for each vested Restricted Stock Unit shall be the earlier of (i) 90 days after Awardee’s Separation from Service from the Company (within the meaning of Section 409A of the Code and the regulations issued thereunder) or (ii) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (in any case, within the meaning of Section 409A of the Code and the regulations issued thereunder).

(b) As soon as practicable after the Settlement Date, Awardee’s name shall be entered as the stockholder of record on the books and records of the Company with respect to the Shares of Stock underlying the Restricted Stock Units issued in accordance with Section 2(a) and upon compliance to the satisfaction of the Compensation Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Compensation Committee as to such compliance shall be final and binding on Awardee.

(c) Until such time as shares of Stock have been issued to Awardee pursuant to Section 2(b) above, and except as set forth in Section 2(d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights.

(d) If on any date the Company shall pay any dividend on shares of Stock of the Company, the number of Restricted Stock Units credited to Awardee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to Awardee on such dividend payment date;

X = the aggregate number of Restricted Stock Units (whether vested or unvested) credited to Awardee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to Awardee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been awarded to Awardee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. In the case of a dividend payable in property other than shares of Stock or cash, the per share of Stock value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Restricted Stock Units based on the formula above. Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.

3. Termination of Business Relationship. If Awardee’s business relationship or other association with the Company or any of its Affiliates is voluntarily or involuntarily terminated for any reason (including death or disability), Awardee’s right in any Restricted Stock Units that are not vested shall automatically terminate upon the effective date of such termination of Awardee’s business relationship or other association with the Company and its Affiliates, and such Restricted Stock Units shall be canceled as provided within the terms of the Plan and shall be of no further force and effect. In the event of such termination, the Company, as soon as practicable following the effective date of termination shall issue shares of Stock to Awardee (or Awardee’s designated beneficiary or estate executor in the event of Awardee’s death) with respect to any Restricted Stock Units which, as of the effective date of termination, have vested but for which shares of Stock had not yet been issued to Awardee.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee’s lifetime, only to Awardee, and thereafter, only to Awardee’s designated beneficiary.

6. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to Awardee of Awardee’s receipt of the Award or vesting of Restricted Stock Units or upon Awardee’s sale or other disposition of the Stock. Awardee should rely on his or her own tax advisors for such advice.

7. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon Awardee any rights with respect to continuation of his or her business relationship or other association with the Company or any of its Affiliates.

(c) The Compensation Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair Awardee’s rights under this Agreement without Awardee’s consent.

(d) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(e) This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of Awardee.

(f) This Agreement may be executed in one or more counterparts, all of which together shall constitute but one instrument. This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals written or oral relating to the subject matter hereof.

By electronically accepting this agreement and participating in the Plan, Awardee agrees to be bound by the terms and conditions in the Plan and this agreement. Within six months of the Award Date, if Awardee has not electronically accepted this agreement on Fidelity.com’s website, or the website of any other stock plan service provider appointed by the Company, then this award shall automatically be deemed accepted, and Awardee shall be bound by the terms and conditions in the Plan and this agreement.

Schedule 1

This Award shall vest in equal monthly installments, with 1/12 of the Restricted Stock Units vesting on the      day of each calendar month beginning with the first calendar month following the Award Date (each such date, a “Vesting Date”).